                                 EXHIBIT 10.6.4

                                        For Bank Use Only       Reviewed by_____

                                        Due JANUARY 1, 2007

                                        Customer # 1105510939   Loan #

                                    TERM NOTE
                            (For Term Loan Agreement)

$ 1,400,000.00                                                 DECEMBER 18, 2002

         FOR VALUE RECEIVED, the undersigned borrower (the "Borrower"), promises to pay to the order of U. S . BANK N. A. ____________________________
(the"Bank"), the principal sum of ONE MILLION FOUR HUNDRED THOUSAND AND NO/100________________________________________________________________
Dollars($ 1,400,000.00).

  Interest.

The unpaid principal balance will bear interest at an annual rate equal to 0.500% plus the prime rate announced by the Bank.

The interest rate hereunder will be adjusted each time that the prime rate changes.

   Payment Schedule.

Principal is payable in 47 installments of $29,166.67 each, beginning FEBRUARY 1, 2003, and on the same date of each CONSECUTIVE month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final payment equal to all unpaid principal on JANUARY 1, 2007, the maturity date.

Interest is payable beginning FEBRUARY 1, 2003, and on the same date of each CONSECUTIVE month thereafter (except that if a given month does not have such a date, the last day of such month), plus a final interest payment with the final payment of principal.

         Interest will be computed for the actual number of days principal is unpaid, using a daily factor obtained by dividing the stated interest rate by 360.

         Notwithstanding any provision of this Note to the contrary, upon any default or at any time during the continuation thereof (including failure to pay upon maturity), the Bank may, at its option and subject to applicable law, increase the interest rate on this Note to a rate of 5% per annum plus the interest rate otherwise payable hereunder. Notwithstanding the foregoing and subject to applicable law, upon the occurrence of a default by the Borrower or any guarantor involving bankruptcy, insolvency, receivership proceedings or an assignment for the benefit of creditors, the interest rate on this Note shall automatically increase to a rate of 5% per annum plus the rate otherwise payable hereunder.

         In no event will the interest rate hereunder exceed that permitted by applicable law. If any interest or other charge is finally determined by a court of competent jurisdiction to exceed the maximum amount permitted by law, the interest or charge shall be reduced to the maximum permitted by law, and the Bank may credit any excess amount previously collected against the balance due or refund the amount to the Borrower.

           Subject to applicable law, if any payment is not made on or before its due date, the Bank may collect a delinquency charge of 5% of the unpaid amount. Collection of the late payment fee shall not be deemed to be a waiver of the Bank's right to declare a default hereunder.

           Without affecting the liability of any Borrower, endorser, surety or guarantor, the Bank may, without notice, renew or extend the time for payment, accept partial payments, release or impair any collateral security for the payment of this Note, or agree not to sue any party liable on it.

           This Term Note constitutes the Note issued under a Term Loan Agreement dated as of the date hereof between the Borrower and the Bank, to which Agreement reference is hereby made for a statement of the terms under which the loan evidenced hereby was made and a description of the terms and conditions upon which the maturity of this Note may be accelerated, and for a description of the collateral securing this Note.

         All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Term Note, are hereby expressly incorporated by reference.

The Borrower hereby acknowledges the receipt of a copy of this Note.

(individual Borrower)                      HI-SHEAR TECHNOLOGY, CORP.
                                           Borrower Name (Organization)

                                           a DELAWARE Corporation

Borrower Name            N/A               By   /s/ George W. Trahan
                                                ---------------------
                                            Name and Title  GEORGE TRAHAN,
                                                            PRESIDENT/CEO


Borrower Name            N/A               By:  /s/ Gregory Smith
                                                ---------------------
                                             Name and Title  GREGORY SMITH, VP
                                                             FINANCE/CFO

                                                                     1105510939-

                               TERM LOAN AGREEMENT

     This Term Loan Agreement (the "Agreement") is made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date set forth on the last page of this Agreement.

                                                          ARTICLE I. LOANS

    1.1 TERMS FOR ADVANCE(S). [CHOOSE ONE:]

           X    SINGLE ADVANCE TERM LOAN. As of the date hereof, the Borrower
          ---   has obtained a term loan from the Bank in the amount of $
                1,400,000.00 (the "Loan Amount"). The term loan is evidenced by a single promissory note of the Borrower to the order of the Bank in the principal amount of the Loan Amount and dated as of the date hereof (the "Note").

                Multiple Advance Term Loan. Prior to n/a or the earlier termination hereof, the Borrower may obtain advances from the Bank in an aggregate amount not exceeding $ n/a (the "Loan Amount'). The term loans will be evidenced by a single promissory note of the Borrower to the Bank in the principal amount of the Loan Amount and dated as of the date hereof (the "Note"). Although the Note will be expressed as payable in the full Loan Amount, the Borrower will be obligated to pay only the amounts actually disbursed hereunder, together with accrued interest on the outstanding balance at the rates and on the dates specified therein and such other charges provided for herein.

    1.2 ADVANCES AND PAYING PROCEDURE. The Bank is authorized and directed to credit any of the Borrower's accounts with the Bank (or to the account the Borrower designates in writing) for all loans made hereunder, and the Bank is authorized to debit such account or any other account of the Borrower with the Bank for the amount of any principal or interest due under the Note or other amount due hereunder on the due date with respect thereto.

    1.3 Closing Fee. The Borrower will pay the Bank a one-time closing fee of $ n/a contemporaneously with execution of this Agreement. This fee is in addition to all other fees, expenses and other amounts due hereunder.

    1.4. Compensating Balances. The Borrower will maintain on deposit with the Bank in non-interest bearing accounts average daily collected balances, in excess of that required to support account activity and other credit facilities extended to the Borrower by the Bank, an amount at least equal to the sum of (i) $ n/a and (ii) n/a % of the Loan Amount as computed on a monthly basis. If the Borrower fails to keep and maintain such balances, it will pay a deficiency fee, payable within five days after receipt of a statement therefor calculated on the amount by which the Borrower's average daily balances are less than the requirements set forth above, computed at a rate equal to the rate set forth in the Note.

    1.5 Expenses and Attorneys' Fees. The Borrower will reimburse the Bank and any Participant (defined below) for all attorneys' fees and all other costs, fees and out-of-pocket disbursements incurred by the Bank or any Participant in connection with the preparation, execution, delivery, administration, defense and enforcement of this Agreement or any of the other Loan Documents (defined below), including attorneys' fees and all other costs and fees (a) incurred before or after commencement of litigation or at trial, on appeal or in any other proceeding, (b) incurred in any bankruptcy proceeding and (c) related to any waivers or amendments with respect thereto (examples of costs and fees include but are not limited to fees and costs for: filing, perfecting or confirming the priority of the Bank's lien, title searches or insurance, appraisals, environmental audits and other reviews related to the Borrower, any collateral or the loans, if requested by the Bank). The Borrower will also reimburse the Bank and any Participant for all costs of collection, including all attorneys' fees, before and after judgment, and the costs of preservation and/or liquidation of any collateral.

    1.6 Conditions to Borrowing. The Bank will not be obligated to make (or continue to make) advances hereunder unless (i) the Bank has received executed originals of the Note and all other documents or agreements applicable to the loans described herein, including but not limited to the documents specified in
Article III (collectively with this Agreement the "Loan Documents"), in form and content satisfactory to the Bank; (ii) if the loan is secured, the Bank has received confirmation satisfactory to it that the Bank has a properly perfected security interest, mortgage or lien, with the proper priority, (iii) the Bank has received certified copies of the Borrower's governance documents and certification of entity status satisfactory to the Bank and all other relevant documents; (iv) the Bank has received a certified copy of a resolution or authorization in form and content satisfactory to the Bank authorizing the loan and all acts contemplated by this Agreement and all related documents, and confirmation of proper authorization of all guaranties and other acts of third parties contemplated hereunder; (v) if required by the Bank, the Bank has been provided with Opinion of the Borrower's counsel in form and content satisfactory to the Bank confirming the matters outlined in Section 2.2 and such other matters as the Bank requests; (vi) no default exists under this Agreement or under any other Loan Documents, or under any other agreements by and between the Borrower and the Bank; and (vii) all proceedings taken in connection with the transactions contemplated by this Agreement (including any required environmental assessments), and all instruments, authorizations and other documents applicable thereto, are satisfactory to the Bank and its counsel.

                      ARTICLE II. WARRANTIES AND COVENANTS

   While any part of the credit granted to the Borrower under this Agreement or the other Loan Documents is available or any obligations under any of the Loan Documents are unpaid or outstanding, the Borrower continuously warrants and agrees as follows:

2.1 ACCURACY OF INFORMATION. All information, certificates or statements given to the Bank pursuant to this Agreement and the other Loan Documents will be true and complete when given.

2.2 Organization and Authority; Litigation. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their terms. The execution, delivery and performance of this Agreement and all other Loan Documents to which the Borrower is a party (i) are within the borrower's power; (ii) have been duly authorized by all appropriate entity action; (iii) do not require the approval of any governmental agency; and, (iv) will not violate any law, agreement or restriction by which the Borrower is bound. If the Borrower is not an individual, the Borrower is validly existing and in good standing under the laws of its state of organization, has all requisite power and authority and possesses all licenses necessary to conduct its business and own its properties. There is no litigation or administrative proceeding threatened or pending against the Borrower which would, if adversely determined, have a material adverse effect on the Borrowers financial condition or its property.

2.3 EXISTENCE; BUSINESS ACTIVITIES; ASSETS; CHANGE OF CONTROL. The Borrower will
(i) preserve its existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, merge or consolidate with or into another entity or change its form of organization; (iv) not amend its organizational documents in any manner that may conflict with any term or condition of the Loan Documents; and (v) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets. Other than the transfer to a trust beneficially controlled by the transferor, no event shall occur which causes or results in a transfer of majority ownership of the Borrower while any Obligations are outstanding or while the Bank has any obligation to provide funding to the Borrower.

2.4 USE OF PROCEEDS; MARGIN STOCK; SPECULATION. Advances by the Bank hereunder will be used exclusively by the Borrower for the purposes represented to the Bank. The Borrower will not, without the prior written consent of the Bank, redeem, purchase, or retire any of the capital stock or declare or pay any dividends, or make any other payments or distributions of a similar type or nature including withdrawal distributions. The Borrower will not use any of the loan proceeds to purchase or carry "margin" stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System). No part of any of the proceeds will be used for speculative investment purposes, including, without limitation, speculating or hedging in the commodities and/or futures market.

2.5 Environmental Matters. Except as disclosed in a written schedule attached to this Agreement (if no schedule is attached, there are no exceptions), there exists no uncorrected violation by the Borrower of any federal, state or local laws (including statutes, regulations, ordinances or other governmental restrictions and requirements) relating to the discharge of air pollutants, water pollutants or process waste water or otherwise relating to the environment or Hazardous Substances as hereinafter defined, whether such laws currently exist or are enacted in the future (collectively "ENVIRONMENTAL LAWS"). The term "HAZARDOUS SUBSTANCES" will mean any hazardous or toxic wastes, chemicals or other substances, the generation, possession or existence of which is prohibited or governed by any Environmental Laws. The Borrower is not subject to any judgment, decree, order or citation, or a party to (or threatened with) any litigation or administrative proceeding, which asserts that the Borrower (i) has violated any Environmental Laws; (ii) is required to clean up, remove or take remedial or other action with respect to any Hazardous Substances (collectively "Remedial Action"); or (iii) is required to pay all or a portion of the cost of any Remedial Action, as a potentially responsible party. Except as disclosed on the Borrower's environmental questionnaire provided to the Bank, there are not now, nor to the Borrower's knowledge after reasonable investigation have there ever been, any Hazardous Substances (or tanks or other facilities for the storage of Hazardous Substances) stored, deposited, recycled or disposed of on, under or at any real estate owned or occupied by the Borrower during the periods that the Borrower owned or occupied such real estate, which if present on the real estate or in soils or ground water, could require Remedial Action. To the Borrowers knowledge, there are no proposed or pending changes in Environmental Laws which would adversely affect the Borrower or its business, and there are no conditions existing currently or likely to exist while the Loan Documents are in effect which would subject the Borrower to Remedial Action or other liability. The Borrower currently complies with and will continue to timely comply with all applicable Environmental Laws; and will provide the Bank, immediately upon receipt, copies of any correspondence, notice, complaint, order or other document from any source asserting or alleging any circumstance or condition which requires or may require a financial contribution by the Borrower or Remedial Action or other response by or on the part of the Borrower under Environmental Laws, or which seeks damages or civil, criminal or punitive penalties from the Borrower for an alleged violation of Environmental Laws.

2.6 Compliance with Laws. The Borrower has complied with all laws applicable to its business and its properties, and has all permits, licenses and approvals required by such laws, copies of which have been provided to the Bank.

2.7 Restriction on Indebtedness. The Borrower will not create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except (i) any indebtedness owing to the Bank and its affiliates, and
(ii) any other indebtedness outstanding on the date hereof, and shown on the Borrower's financial statements delivered to the Bank prior to the date hereof, provided that such other indebtedness will not be increased.

2.8 Restriction on Liens. The Borrower will not create, incur, assume or permit to exist any mortgage, pledge, encumbrance or other lien or levy upon or security interest in any of the Borrower's property now owned or hereafter acquired, except (i) taxes and assessments which are either not delinquent or which are being contested in good faith with adequate reserves provided; (ii) easements, restrictions and minor title irregularities which do not, as a practical matter, have an adverse effect upon the ownership and use of the affected property; (iii) liens in favor of the Bank and its affiliates; and (iv) other liens disclosed in writing to the Bank prior to the date hereof.

2.9 Restriction on Contingent Liabilities. The Borrower will not guarantee or become a surety or, otherwise contingently liable for any obligations of others, except pursuant to the deposit and collection of checks and similar matters in the ordinary course of business.

2.10 INSURANCE. The Borrower will maintain insurance to such extent, covering such risks and with such insurers as is usual and customary for businesses operating similar properties, and as is satisfactory to the Bank, including insurance for fire and other risks insured against by extended coverage, public liability insurance and workers' compensation insurance; and will designate the Bank as loss payee with a "Lender's Loss Payable" endorsement on any casualty policies and take such other action as the Bank may reasonably request to ensure that the Bank will receive (subject to no other interests) the insurance proceeds on the Bank's collateral.

2.11 TAXES AND OTHER LIABILITIES. The Borrower will pay and discharge, when due, all of its taxes, assessments and other liabilities, except when the payment thereof is being contested in good faith by appropriate procedures which will avoid foreclosure of liens securing such items, and with adequate reserves provided therefor.

2.12 FINANCIAL STATEMENTS AND REPORTING. The financial statements and other information previously provided to the Bank or provided to the Bank in the future are or will be complete and accurate and prepared in accordance with generally accepted accounting principles. There has been no material adverse change in the Borrower's financial condition since such information was provided to the Bank. The Borrower will (i) maintain accounting records in accordance with generally recognized and accepted principles of accounting consistently applied throughout the accounting periods involved; (ii) provide the Bank with such information concerning its business affairs and financial condition (including insurance coverage) as the Bank may request; and (iii) without request, provide the Bank with management-prepared financial statements:
       X   quarterly within      45     days of the end of each quarter;
     -----
           monthly within        n/a    days of the end of each month;
     ----

and annual audited financial statements prepared by an accounting firm acceptable to the Bank within 90 days of the end of each fiscal year,

2.13 Inspection of Properties and Records; Fiscal Year. The Borrower will permit representatives of the Bank to visit and inspect any of the properties and examine any of the books and records of the Borrower at any reasonable time and as often as the Bank may reasonably desire. The Borrower will not change its fiscal year.

2.14 Financial Status. The Borrower will maintain at all times:

  (i)    Net Working Capital in the amount of at least  (v)   Capital Expenditures not to exceed $          n/a                  per
         $ 4600000.00.                                         fiscal year.

  (ii)   Tangible Net Worth in the amount of at least   (vi)  Cash Flow Coverage Ratio of at least          n/a
         $                 n/a
  (iii)  Debt to Worth Ratio of not more than           (vii) Officers, Directors, Partners, Members, and Management Salaries and
         1.50 TO 1.00                                         Other Compensation not to exceed $ n/a per fiscal year.
  (iv)   Current Ratio of at least n/a

The terms used in this Section 2.14 will have the meanings set forth in a supplement entitled "Financial Definitions," a copy of which the Borrower hereby acknowledges having received with this Agreement and which is incorporated herein by reference.

                     ARTICLE III. COLLATERAL AND GUARANTIES

3.1 COLLATERAL. This Agreement and the Note are secured by any and all security interests, pledges, mortgages/deeds of trust or liens now or hereafter in existence granted to the Bank to secure indebtedness of the Borrower to the Bank, including without limitation as described in the following documents:

___ Real Estate Mortgage(s)/Deed(s) of Trust dated covering real estate located at
[X] Security Agreement(s) dated 12/31/01
___ Collateral Pledge Agreement(s) dated
___ Other

3.2 Guaranties. This Agreement and the Note are guarantied by each and every guaranty now or hereafter inexistence guarantying the indebtedness of the Borrower to the Bank (except for any guaranty expressly limited by its terms to a specific separate obligation of Borrower to the Bank) including, without limitation, the following: N/A

3.3 Credit Balances; Setoff. As additional security for the payment of the obligations described in the Loan Documents and any other obligations of the Borrower to the Bank of any nature whatsoever (collectively the "Obligations"), the Borrower hereby grants to the Bank a security interest in, a lien on and an express contractual right to set off against all depository account balances, cash and any other property of the Borrower now or hereafter in the possession of the Bank and the right to refuse to allow withdrawals from any account (collectively "Setoff"). The Bank may, at any time upon the occurrence of a default hereunder (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower, rower and the Bank) Setoff against the Obligations whether or not the Obligations (including FUTURE INSTALLMENTS) ARE THEN DUE OR HAVE BEEN ACCELERATED, ALL WITHOUT ANY ADVANCE OR CONTEMPORANEOUS NOTICE OR demand OF ANY KIND TO THE BORROWER, SUCH NOTICE AND DEMAND BEING EXPRESSLY WAIVED.

The information in this Article III is for information only and the omission of any reference to an agreement will not affect the validity or enforceability thereof. The rights and remedies of the Bank outlined in this Agreement and the documents identified above are intended to be cumulative.

                              ARTICLE IV. DEFAULTS

4.1 Defaults. Notwithstanding any cure periods described below, the Borrower will immediately notify the Bank in writing when the Borrower obtains knowledge of the occurrence of any default specified below. Regardless of whether the Borrower has given the required notice, the occurrence of one or more of the following will constitute a default:

(a) Nonpayment. The Borrower shall fail to pay (i) any interest due on the Note or any fees, charges, costs or expenses under the Loan Documents by 5 days after the same becomes due; or (ii) any principal amount of the Note when due.

(b) Nonperformance. The Borrower or any guarantor of Borrowers Obligations to the Bank ("GUARANTOR") shall fail to perform or observe any agreement, term, provision, condition, or covenant (other than a default occurring under (a), (c), (d), (e), (f) or (g) of this Section 4.1) required to be performed or observed by the Borrower or any Guarantor hereunder or under any other Loan Document or other agreement with or in favor of the Bank.

(c) Misrepresentation. Any financial information, statement, certificate, representation or warranty given to the Bank by the Borrower or any Guarantor (or any of their representatives) in connection with entering into this Agreement or the other Loan Documents and/or any borrowing thereunder, or required to be furnished under the terms thereof, shall prove untrue or misleading in any material respect (as determined by the Bank in the exercise of its judgment) as of the time when given.

(d) Default on Other Obligations. The Borrower or any Guarantor shall be in default under the terms of any loan agreement, promissory note, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by the Borrower or any Guarantor to the Bank or any indebtedness in excess of $10,000 owing by the Borrower to any third party, and the period of grace, if any, to cure said default shall have passed.

(e) Judgments. Any judgment shall be obtained against the Borrower or any Guarantor which, together with all other outstanding unsatisfied judgments against the Borrower (or such Guarantor), shall exceed the sum of $10,000 and shall remain unvacated, unbonded or unstayed for a period of 30 days following the date of entry thereof.

(f) Inability to Perform; Bankruptcy/insolvency. (i) The Borrower or any Guarantor shall die or cease to exist; or (ii) any Guarantor shall attempt to revoke any guaranty of the Obligations described herein, or any guaranty becomes unenforceable in whole or in part for any reason; or (iii) any bankruptcy, insolvency or receivership proceedings, or an assignment for the benefit of creditors, shall be commenced under any Federal or state law by or against the Borrower or any Guarantor; or
         (iv) the Borrower or any Guarantor shall become the subject of any out-of-court settlement with its creditors; or (v) the Borrower or any Guarantor is unable or admits in writing its inability to pay its debts as they mature; or (vi) if the Borrower is a limited liability company, any member thereof shall withdraw or otherwise become disassociated from the Borrower.

(g) Adverse Change; Insecurity. (i) There is a material adverse change in the business, properties, financial condition or affairs of the Borrower or any Guarantor, or in any collateral securing the Obligations; or (ii) the Bank in good faith deems itself insecure.

4.2 Termination of Loans; Additional Bank Rights. Upon the occurrence of any of the events identified in Section 4.1, the Bank may at any time (notwithstanding any notice requirements or grace/cure periods under this or other agreements between the Borrower and the Bank) (i) immediately terminate its obligation, if any, to make additional loans to the Borrower; (ii) Setoff; and/or (iii) take such other steps to protect or preserve the Bank's interest in any collateral, including without limitation, notifying account debtors to make payments directly to the Bank, advancing funds to protect any collateral and insuring collateral at the Borrower's expense; all without demand or notice of any kind, all of which are hereby waived.

4.3 Acceleration of Obligations. Upon the occurrence of any of the events identified in Sections 4.1 (a) through 4.1 (e) and 4.1 (g), and the passage of any applicable cure periods, the Bank may at any time thereafter, by written notice to the Borrower, declare the unpaid principal balance of any Obligations, together with the interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, to be immediately due and payable; and the unpaid balance will thereupon be due and payable, all without presentation, demand, protest or further notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Upon the occurrence of any event under Section 4.1(f), the unpaid principal balance of any Obligations, together with all interest accrued thereon and other amounts accrued hereunder and under the other Loan Documents, will thereupon be immediately due and payable, all without presentation, demand, protest or notice of any kind, all of which are hereby waived, and notwithstanding anything to the contrary contained herein or in any of the other Loan Documents. Nothing contained in Section 4.1, Section 4.2 or this section will limit the Bank's right to Setoff as provided in Section 3.3 or otherwise in this Agreement.

4.4 Other Remedies. Nothing in this Article IV is intended to restrict the Bank's rights under any of the Loan Documents or at law, and the Bank may exercise all such rights and remedies as and when they are available.


                             ARTICLE V. OTHER TERMS

5.1 Financial Definitions Supplement. If covenants regarding financial status apply to this loan, the "Financial Definitions" Supplement identified in Section
2.14 of this Agreement is hereby incorporated into this Agreement. The Borrower acknowledges receiving a copy of such Supplement.

5.2 ADDITIONAL TERMS; ADDENDUM/SUPPLEMENTS. The warranties, covenants, conditions and other terms described in this Section and/or in the Addendum and/or other attached document(s) referenced in this Section are incorporated into this Agreement:

SEE ATTACHED ADDENDUM
---------------------

                            ARTICLE VI. MISCELLANEOUS

6.1 Delay; Cumulative Remedies. No delay on the part of the Bank in exercising any right, power or privilege hereunder or under any of the other Loan Documents will operate as a waiver thereof, nor will any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein specified are cumulative and are not exclusive of any rights or remedies which the Bank would otherwise have.

6.2 RELATIONSHIP TO OTHER DOCUMENTS. The warranties, covenants and other obligations of the Borrower (and the rights and remedies of the Bank) that are outlined in this Agreement and the other Loan Documents are intended to supplement each other. In the event of any inconsistencies in any of the terms in the Loan Documents, all terms will be cumulative so as to give the Bank the most favorable rights set forth in the conflicting documents, except that if there is a direct conflict between any preprinted terms and specifically negotiated terms (whether included in an addendum or otherwise), the specifically negotiated terms will control.

6.3 Participations; Guarantors. The Bank may, at its option, sell all or any interests in the Note and other Loan Documents to other financial institutions (the "Participant"), and in connection with such sales (and thereafter) disclose any financial information the Bank may have concerning the Borrower to any such Participant or potential Participant. From time to time, the Bank may, in its discretion and without obligation to the Borrower, any Guarantor or any other third party, disclose information about the Borrower and this loan to any Guarantor, surety or other accommodation party. This provision does not obligate the Bank to supply any information or release the Borrower from its obligation to provide such information, and the Borrower agrees to keep all Guarantors advised of its financial condition and other matters which may be relevant to the Guarantors' obligations to the Bank.

6.4 Successors. The rights, options, powers and remedies granted in this Agreement and the other Loan Documents will extend to the Bank and to its successors and assigns, will be binding upon the Borrower and its successors and assigns and will be applicable hereto and to all renewals and/or extensions hereof.

6.5 Indemnification. Except for harm arising from the Bank's willful misconduct, the Borrower hereby indemnifies and agrees to defend and hold the Bank harmless from any and all losses, costs, damages, claims and expenses of any kind suffered by or asserted against the Bank relating to claims by third parties arising out of the financing provided under the Loan Documents or related to any collateral (including, without limitation, the Borrower's failure to perform its obligations relating to Environmental Matters described in Section 2.5 above). This indemnification and hold harmless provision will survive the termination of the Loan Documents and the satisfaction of the Obligations due the Bank.

6.6 Notice of Claims Against Bank; Limitation of Certain Damages. In order to allow the Bank to mitigate any damages to the Borrower from the Bank's alleged breach of its duties under the Loan Documents or any other duty, if any, to the Borrower, the Borrower agrees to give the Bank immediate written notice of any claim or defense it has against the Bank, whether in tort or contract, relating to any action or inaction by the Bank under the Loan Documents, or the transactions related thereto, or of any defense to payment of the Obligations for any reason. The requirement of providing timely notice to the Bank represents the parties' agreed-to standard of performance regarding claims against the Bank. Notwithstanding any claim that the Borrower may have against the Bank, and regardless of any notice the Borrower may have given the Bank, the Bank will not be liable to the Borrower for consequential and/or special damages arising therefrom, except those damages arising from the Bank's willful misconduct.

6.7 Notices. Notice of any record shall be deemed delivered when the record has been (a) deposited in the United States Mail, postage pre-paid, (b) received by overnight delivery service, (c) received by telex, (d) received by telecopy, (e) received through the internet, or (f) when personally delivered.

6.8 Payments. Payments due under the Note and other Loan Documents will be made in lawful money of the United States. All payments may be applied by the Bank to principal, interest and other amounts due under the Loan Documents in any order which the Bank elects.

6.9 Applicable Law and Jurisdiction; Interpretation; Joint Liability; Severability. This Agreement and all other Loan Documents will be governed by and interpreted in accordance with the internal laws of the State of CALIFORNIA except to the extent superseded by Federal law. Invalidity of any provisions of this Agreement will not affect any other provision. THE BORROWER HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN THE COUNTY OR FEDERAL JURISDICTION OF THE BANK'S BRANCH WHERE THE LOAN WAS ORIGINATED, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS , WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS AGREEMENT. THE NOTE, THE COLLATERAL, ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Bank's rights to serve process in any manner permitted by law, or limit the Bank's right to bring proceedings against the Borrower in the competent courts of any other jurisdiction or jurisdictions. This Agreement, the other Loan Documents and any amendments hereto (regardless of when executed) will be deemed effective and accepted only at the Bank's offices, and only upon the Bank's receipt of the executed originals thereof. If there is more than one Borrower, the liability of the Borrowers will be joint and several, and the reference to "Borrower" will be deemed to refer to all Borrowers. Invalidity of any provision of this Agreement shall not affect the validity of any other provision.

6.10 Copies; Entire Agreement; Modification. The Borrower hereby acknowledges the receipt of a copy of this Agreement and all other Loan Documents.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING, EXPRESSING CONSIDERATION AND SIGNED BY THE PARTIES ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. THE TERMS OF THIS AGREEMENT MAY ONLY BE CHANGED BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE SHALL ALSO BE EFFECTIVE WITH RESPECT TO ALL OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK. A MODIFICATION OF ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN BORROWER AND THE BANK, WHICH OCCURS AFTER RECEIPT BY BORROWER OF THIS NOTICE, MAY BE MADE ONLY BY ANOTHER WRITTEN INSTRUMENT. ORAL OR IMPLIED MODIFICATIONS TO SUCH CREDIT AGREEMENTS ARE NOT ENFORCEABLE AND SHOULD NOT BE RELIED UPON.

6.11 Waiver of Jury Trial. THE BORROWER AND THE BANK HEREBY JOINTLY AND SEVERALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE LOAN DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING THE OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

6.12 Attachments. All documents attached hereto, including any appendices, schedules, riders, and exhibits to this Agreement, are hereby expressly incorporated by reference.

IN WITNESS WHEREOF, the undersigned have executed this TERM LOAN AGREEMENT as of DECEMBER 18, 2002


(Individual Borrower)                  HI-SHEAR TECHNOLOGY, CORP.
                                       Borrower Name (Organization)

                                       a DELAWARE Corporation

Borrower Name            N/A           By   /s/ George W. Trahan
                                            ------------------------------------
                                       Name and Title     GEORGE TRAHAN, PRESIDENT/CEO
                                                      ----------------------------------------

Borrower Name            N/A           By   /s/ Gregory Smith
                                            ------------------------------------
                                       Name and Title     GREGORY SMITH, VP FINANCE/CFO
                                                      ----------------------------------------

                                        U.S. BANK N.A.
(Bank)

                                       By
                                       Name and Title DEBRA J. SANDFORD. SENIOR VICE PRESIDENT
                                                      ----------------------------------------

Borrower Address:                     24225 GARNIERR STREET. TORRANCE, CA 90505
Borrower Telephone No.:


                                                                     1105510939-
                         FINANCIAL DEF ITIONS SUPPLEMENT
                                       TO
                           Revolving Credit Agreement
                                       and
                               Term Loan Agreement

1. The term "CAPITAL EXPENDITURES" shall mean the aggregate amount of all purchases or acquisition of fixed assets, including real estate, motor vehicles, equipment, fixtures, leases and any other items that would be capitalized on Debtor's books under generally accepted accounting principles. The term "Capital Expenditures" will not include expenditures or charges for the usual and customary maintenance, repair and retooling of any fixed asset, the acquisition of new tooling in the ordinary course of business or fixed asset acquisitions evidenced by a binding purchase order or agreement made prior to the date of this Agreement.

2. The term "Cash Flow Coverage Ratio" shall mean the relationship, expressed as a numerical ratio, between:

         (i) The total of Borrower's after-tax income (less dividends) plus depreciation and amortization; and

         (ii)     Current maturities of long-term debt.

3. THE TERM "CURRENT RATIO" shall mean the relationship, expressed as a numerical ratio, between the amount described below in 7(i) and the amount described in 7(ii).

4. The term "DEBT TO WORTH RATIO" shall mean the relationship, expressed as a numerical ratio, between:

         (i) the total of all liabilities of the Borrower which would appear on a balance sheet of the Borrower in accordance with generally accepted accounting principles; and

         (ii)     Tangible Net Worth.

5. The term "ELIGIBLE ACCOUNT" shall mean an account owing to the Borrower which meets all of the following requirements at the time it comes into existence and continues to meet the same until it is collected in full:

         (i) SALE OF GOODS OR SERVICES RENDERED. It arose from the performance of services by the Borrower, or from a bona fide sale or lease of goods on terms in effect as of the date of this Agreement as disclosed by the Borrower to the Bank; which services have been fully performed for an account debtor or which goods have been delivered or shipped to an account debtor residing in the United States or to a foreign account debtor acceptable to the Bank and supported by a letter of credit acceptable to the Bank or to the United States or any agency or department thereof whose accounts are assigned to the Bank under the Federal Assignment of Claims Act; and for which the Borrower has genuine and complete invoices, shipping documents or receipts;

         (ii) Age and Due Date. It is payable within 30 days of the date of invoice, and in each instance is not more than 60 days past due;

         (iii) OWNERSHIP. It is owned and assignable by the Borrower free of all claims, encumbrances and security interests (except the Bank's paramount security interest);

         (iv) No Defenses. It is enforceable by the Borrower and the Bank against the account debtor for the amount shown as owing in the statements furnished by the Borrower to the Bank; it and the transaction out of which it arose comply with all applicable laws and regulations; it is not subject to any setoff, credit allowance or adjustment except discount, for prompt payment, nor has the account debtor returned the goods or disputed liability; and it did not arise from conditional sale, guaranteed sale, sale on approval, sale or return or sale on consignment;

         (v) Financial Condition of Account Debtor. Neither the Borrower nor the Bank has any notice or knowledge of anything which might impair the credit standing of the account debtor or the prospect of payment of the account, nor does the dollar amount of past-due invoices as a portion of the total dollar amount due from an account debtor exceed 10 %, which limitation may change from time to time;

         (vi) Affiliates. It is not due from an Affiliate of the Borrower, including, without limitation, (a) a parent corporation; (b) subsidiary corporation; (c) an entity controlled by any controlling shareholder(s) of the Borrower; or (d) any officer, director, shareholder or owner of the Borrower or of any Affiliate. (collectively "Affiliate");

         (vii)     OTHER PROVISIONS.

6. The term "Eligible Inventory" shall mean inventory (as defined under the Uniform Commercial Code in the state where the Bank's main office is located) of the Borrower which meets all of the following requirements and continues to meet the same until it is sold or otherwise disposed of:

         (i) OWNERSHIP. It is owned and assignable by the Borrower free of all claims, encumbrances and security interests (except the Bank's paramount security interest); it is located in the United States; it is not stored with any bailee, warehouseman, Affiliate or other party without a written agreement in favor of the Bank; and it is not held by the Borrower nor put in the field by the Borrower as a conditional sale, guaranteed sale, sale on approval, sale or return or sale on consignment.

         (ii) Condition. It is in good condition; it has not materially declined in value; it is not work-in-process; it is of an age, type and quantity acceptable to the Bank; and, in the case of goods held for sale, it is new and unused (except as the Bank may otherwise consent in writing);

         (iii)     Other Provisions.

7. The term "NET WORKING CAPITAL" shall mean:

         (i) the amount of all assets which under generally accepted accounting principles would appear as current assets on the balance sheet of the Borrower,

         Less

         (ii) the amount of all liabilities which under generally accepted accounting principles would appear as current liabilities on such balance sheet, including all indebtedness payable on demand or maturing (whether by reason of specified maturity, fixed prepayments, sinking funds or accruals of any kind, or otherwise) within 12 months or less from the date of the relevant statement, including all lease and rental obligations due in 12 months or less under capitalized leases, and including customers' advances and progress billings on contracts.

8. The term "OFFICER, DIRECTORS, PARTNERS, AND MANAGEMENT SALARIES AND OTHER COMPENSATION" shall mean the aggregate amount of all salaries, bonuses, dividends (except for satisfaction of the income tax liability for Subchapter S corporations), partnership distributions, draws, profit-sharing payments or other compensation of any kind to officers, directors, partners, and other employees having management or executive responsibilities (and all amounts to family members of any such persons).

9. The term "TANGIBLE NET WORTH" shall mean the total of all assets properly appearing on the balance sheet of the Borrower in accordance with generally accepted accounting principles, less the sum of the following:

         (i) the book amount of all such assets which would be treated as intangibles under generally accepted accounting principles, including, without limitation, all such items as goodwill, trademarks, trademark rights, trade names, trade name rights, brands, copyrights, patents, patent rights, licenses, deferred charges and unamortized debt discount and expense;

         (ii) any write-up in the book value of any such assets resulting from a revaluation thereof subsequent to the date of the Revolving Credit Agreement, or the Term Loan Agreement, as the case may be;

         (iii) all reserves, including reserves for depreciation, obsolescence, depletion. insurance, and inventory valuation, but excluding contingency reserves not allocated for any particular purpose and not deducted from assets;

         (iv) the amount, if any, at which any shares of stock of the Borrower appear on the asset side of such balance sheet;

         (v)      all liabilities of the Borrower shown on such balance sheet;

         (vi) all investments in foreign affiliates and nonconsolidated domestic affiliates; and

         (vii) all accounts or notes due to the Borrower from any shareholder, director, officer, employee or affiliate of the Borrower or from any relative of such party.

                         ADDENDUM TO TERM LOAN AGREEMENT

This Addendum is made part of the Term Loan Agreement (the "Agreement") made and entered into by and between the undersigned borrower (the "Borrower") and the undersigned bank (the "Bank") as of the date identified below. The warranties, covenants and other terms described below are hereby added to the Agreement.

FIXED CHARGE COVERAGE: Borrower to maintain a minimum Fixed Charge Coverage Ratio of 1.50 to 1.00.

"Fixed Charge Coverage" means (a) EBITDAR (EBITDAR for a given period means net income, plus interest expense, plus income tax expense, plus depreciation expense plus amortization expense plus rent or lease expense) minus cash taxes, cash dividends and Unfunded Capital Expenditures for the previous four (4) rolling quarters and/or fiscal period divided by (b) the sum of all required principal payments (on short and long term debt and capital leases), interest and rental or lease expense over the last four rolling quarters and/or fiscal period.

"Unfunded (a/k/a Unfinanced) Capital Expenditures" means the sum of all purchases of capital assets or acquisitions of other companies less the sum of all new financing amounts received or assumed to acquire such capital assets or acquisitions of other companies for the period specified.

MINIMUM TANGIBLE NET WORTH: Borrower shall maintain a minimum tangible net worth equal to the sum of the immediately preceding quarter's tangible net worth plus 80% of the current quarter's pre-tax income less tax expense and exclusive of extraordinary gains or income, but inclusive of extraordinary losses. There WILL be no adjustments for the cumulative tangible net worth covenant for quarterly deficits. Tangible Net Worth is defined as: Total Assets minus Intangibles minus Deferred Tax Asset minus Total Liabilities.

CASH FLOW FROM OPERATIONS: Borrower shall maintain a positive cash flow from operations as presented in the Sources and Uses Statement of the CPA prepared financial statements, to be measured on a year to date basis.

PROFITABILITY: Borrower shall report minimum Earning Before Taxes of $1.00 in any fiscal year, with no two consecutive quarterly losses.

Borrower agrees with Bank that any settlement or other proceeds received from United Space Alliance shall be applied to the principal balance of this Note.

Dated as of:  December 18, 2002
Borrower:     Hi-Shear Technology, Corp.
              A Delaware corporation

By:           /s/ George W. Trahan                    By:  /s/ Gregory Smith
              --------------------                         ------------------
              George Trahan, President/CEO                 Gregory Smith,VP
                                                           Finance/CFO

Bank:         U.S. Bank N.A.
By:           /s/ Debra J. Sandford
              ---------------------
              Debra J. Sandford, Senior Vice President